EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Solomon Nordine, Chief Financial Officer of Race World International, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)the Quarterly Report on Form 10-QSB of Race World International, Inc. for the period ended March 31, 2008 (the 'Report') fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Race World International, Inc.

Dated: May 13, 2008

/s/ Solomon Nordine
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Solomon Nordine
Chief Financial Officer,
Race World International, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Race World International, Inc. and will be retained by Race World International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.